EXHIBIT: 10.1

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of November 1, 2023, by and between SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company (“Bank”), and BRIGHTCOVE INC., a Delaware corporation with its principal place of business located at 281 Summer Street, Boston, Massachusetts 02210 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 14, 2018, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of December 14, 2018, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of March 29, 2019, as further amended by a certain Second Loan Modification Agreement dated as of July 29, 2019, as further amended by a certain Third Loan Modification Agreement dated as of December 28, 2020, and as further affected by a certain Technology / Healthcare Banking LIBOR Removal Amendment dated as of June 22, 2023 (as has been and as may be further amended, modified, restated, replaced or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral as defined in the Loan Agreement (together with any other collateral security granted to Bank, as amended, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1

Borrower hereby, acknowledges and agrees that Borrower will deliver to Bank, on or before the date that is thirty (30) days from the date of this Loan Modification Agreement, each in form and substance acceptable to Bank in Bank’s commercially reasonable discretion, (a) duly executed Control Agreements with Bank of America with respect to Borrower’s accounts ending [***], and (b) an endorsement to Borrower’s property insurance policy that names Bank as the sole lender loss payee with respect to each of Borrower’s locations. Borrower acknowledges and agrees that the failure of Borrower to satisfy the requirement set forth in the immediately preceding sentence on or before the date set forth in such sentence shall result in an immediate Event of Default under the Loan Agreement for which there shall be no grace or cure period.

2	The Loan Agreement shall be amended restating Section 2.2(a) as follows:

“ (a) Interest; Payment. Each Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a per annum rate equal to (i) for Prime Rate Advances, the greater of (A) Prime Rate plus the Prime Rate Margin and (B) four percent (4.0%), and (ii) for SOFR Advances, the greater of (A) Adjusted

Term SOFR plus the SOFR Rate Margin and (B) four percent (4.0%). Pursuant to the terms hereof, interest on each Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance pursuant to this Agreement for the portion of any Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date.”

3	The Loan Agreement shall be amended restating Section 2.2(c) as follows:

“ (c) SOFR Advances. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to Adjusted Term SOFR, Term SOFR or Prime Rate, as applicable, shall be effective on the effective date of any change to Adjusted Term SOFR, Term SOFR or Prime Rate, as applicable and to the extent of such change.”

4	The Loan Agreement shall be amended by inserting the following new Sections 2.6 and 2.7, appearing immediately after Section 2.5 thereof:

“ 2.6 Rates. Bank does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Bank and its affiliates or other related entities may engage in transactions that affect the calculation of Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Bank may select information sources or services in its reasonable discretion to ascertain Prime Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

  2.7 Conforming Changes. In connection with the use or administration of any benchmark rate, Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to any Loan Document. Bank will promptly notify Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of such benchmark rate.”

5	The Loan Agreement shall be amended restating Section 3.4(a) as follows:

“ (a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable). Bank may rely on any telephone notice given by a person whom Bank reasonably believes is an Authorized Signer. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance other than for any loss caused by Bank’s own gross negligence or willful misconduct. Together with any such electronic notification, Borrower shall deliver to Bank by electronic mail a completed Notice of Borrowing executed by an Authorized Signer or his or her designee. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval). Such Notice of Borrowing must be received by Bank prior to 12:00 p.m. Eastern time, (a) at least three (3) U.S. Government Securities Business Days prior to the requested Funding Date, in the case of any SOFR Advance, and (b) on the Funding Date, in the case of a Prime Rate Advance, specifying: (i) the amount of the Advance; (ii) the requested Funding Date; (iii) whether the Advance is to be comprised of SOFR Advances or Prime Rate Advances; and (iv) the duration of the Interest Period applicable to any such SOFR Advances included in such notice. If no Interest Period is specified with respect to any requested SOFR Advance, Borrower shall be deemed to have selected an Interest Period of one month’s duration.”

6	The Loan Agreement shall be amended restating Sections 3.5, 3.6 and 3.7 thereof as follows:

“ 3.5 Conversion and Continuation Elections; Limitations on SOFR Tranches.

(a) Borrower may elect from time to time to convert SOFR Advances to Prime Rate Advances by giving Bank prior notice in a Notice of Conversion/Continuation of such election no later than 12:00 p.m. Eastern time one (1) Business Day prior to the proposed conversion date; provided that any such conversion of SOFR Advances may only be made on the last day of an Interest Period with respect thereto. Borrower may elect from time to time to convert Prime Rate Advances to SOFR Advances by giving Bank prior notice in a Notice of Conversion/Continuation of such election no later than 12:00 p.m. Eastern time three (3) U.S. Government Securities Business Days prior to the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); provided that no Prime Rate Advance may be converted into a SOFR Advance when any Event of Default has occurred and is continuing. If no Interest Period is specified with respect to any SOFR Advance in a Notice of Conversion/Continuation delivered by Borrower to Bank, Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(b) Borrower may elect from time to time to continue any SOFR Advance by giving Bank prior notice of such election in a Notice of Conversion/Continuation, in accordance with the applicable provisions of the term “Interest Period”, of the length of the next Interest Period to be applicable to such SOFR Advance; provided that no SOFR Advance may be continued as such when any Event of Default has occurred and is continuing; provided further that (x) if Borrower shall fail to give any required notice as described above in this paragraph, upon the expiration of the then current Interest Period, such SOFR Advances shall be automatically continued as SOFR Advances bearing interest at a rate based upon Adjusted Term SOFR and with an Interest Period of the same length as then expiring Interest Period or (y) if such continuation is not permitted pursuant to the preceding proviso, such SOFR Advances shall be automatically converted to Prime Rate Advances on the last day of such then expiring Interest Period.

(c) Notwithstanding anything to the contrary in any Loan Document, each request for or conversion to a SOFR Advance shall be equal to One Million Dollars ($1,000,000) or a whole multiple of One Hundred Thousand Dollars ($100,000) in excess thereof (or, if the then aggregate Available Amount is less than One Million Dollars ($1,000,000), such lesser amount). Notwithstanding anything to the contrary in any Loan Document, all borrowings, conversions and continuations of SOFR Advances and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (i) after giving effect thereto, the aggregate principal amount of the SOFR Advances comprising each SOFR Tranche shall be equal to One Million Dollars ($1,000,000) or a whole multiple of One Hundred Thousand Dollars ($100,000) in excess thereof (or such lesser amount as shall represent all of the SOFR Advances then outstanding), and (ii) no more than seven SOFR Tranches shall be outstanding at any one time.

(d) After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as, or converted to, a SOFR Advance, after the expiration of any Interest Period then in effect for such Advance, and (ii), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances, referred to therein as Prime Rate Advances.

(e) Subject to the prior satisfaction of all other applicable conditions to the conversion or continuation of an Advance set forth in this Agreement, a Notice of Conversion/Continuation of a SOFR Advance that requests a conversion of a Prime Rate Advance to a SOFR Advance, continuation of a SOFR Advance or conversion of a SOFR Advance to a Prime Rate Advance must specify: (i) the amount of the Advance to be converted or continued; (ii) the requested conversion or continuation date; (iii) the nature of the proposed conversion or continuation; (iv) in the case of a continuation of a SOFR Advance or a conversion of a Prime Rate Advance to a SOFR Advance, the duration of the Interest Period applicable for such Advance; and (v) any other information requested on the form of Notice of Conversion/Continuation. In the case of a continuation of a SOFR Advance or a conversion of a Prime Rate Advance to a SOFR Advance, if no Interest Period is specified in such Notice of Conversion/Continuation, an Interest Period of one month’s duration shall be deemed to have been selected.

3.6 Special Provisions Governing SOFR Advances. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to SOFR Advances as to the matters covered herein:

(a) Inability to Determine Interest Rates. Subject to Section 3.6(b), as of any date,

(i) if Bank determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof; or

(ii) Bank determines that for any reason in connection with any request for a SOFR Advance or a conversion thereto or a continuation thereof that “Adjusted Term SOFR” for any requested Interest Period with respect to a proposed SOFR Advance does not adequately and fairly reflect the cost to Bank of making and maintaining such Advance;

Bank will promptly so notify Borrower. Upon notice thereof by Bank to Borrower, any obligation of Bank to make and any right of Borrower to continue SOFR Advances or to convert Prime Rate Advances to SOFR Advances shall be suspended (to the extent of the affected Interest Periods) until Bank revokes such notice. Upon receipt of such notice, (x) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Advances (to the extent of the affected Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a request for an Advance of or conversion to Prime Rate Advances in the amount specified therein and (y) any outstanding affected SOFR Advances will be deemed to have been converted into Prime Rate Advances at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.6(c).

(b) Benchmark Replacement Setting. If at any time Bank determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 3.6(a) have arisen and such circumstances are unlikely to be temporary; or (B) the circumstances set forth in Section 3.6(a) have not arisen but the supervisor for the Term SOFR Administrator or a Governmental Authority having jurisdiction over Bank has made a public statement announcing that such administrator has ceased or will cease to provide Term SOFR, permanently or indefinitely, or that Term SOFR is no longer representative, then Bank shall determine an alternate rate of interest to Term SOFR and a spread adjustment mechanism that gives due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate or spread adjustment mechanism by the Federal Reserve Board of Governors and/or a committee officially endorsed or convened by the Federal Reserve Board of Governors, or any successor thereto and/or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Term SOFR for similarly situated loans in the United States at such time, and Bank shall amend this Agreement to reflect such alternate rate of interest, such spread adjustment, and such other related changes to this Agreement as may be applicable; provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Bank shall provide Borrower with notice of such amendment. Notwithstanding anything to the contrary in Section 12.7

(Amendments in Writing; Waiver; Integration), such amendment shall become effective at 5:00 p.m. Pacific time on the tenth (10th) Business Day after Bank has provided such amendment to Borrower without any further action or consent of Borrower, so long as Bank has not received, by such time, written notice of objection to such amendment from Borrower. In the event that Borrower objects to such amendment, Bank and Borrower shall endeavor to agree on an alternate rate of interest that is mutually acceptable. Until an alternate rate of interest shall be determined in accordance with this Section 3.6(b) (but in the case of the circumstances described in clause (B) of the first sentence of this Section 3.6(b), only to the extent that Term SOFR is not available or published at such time on a current basis), (x) any SOFR Advances requested to be made shall be made as Prime Rate Advances, and (y) any outstanding SOFR Advances shall be converted to Prime Rate Advances on the date determined by Bank as notified by Bank to Borrower.

(c) Indemnity. In the event of, (i) the payment of any principal of any SOFR Advance other than the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any SOFR Advance other than the last day of the Interest Period applicable thereto (including as a result of an Event of Default) or (iii) the failure to borrow, convert, continue or prepay any SOFR Advance on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrower shall compensate Bank for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of Bank setting forth any amount or amounts that Bank is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

3.7 Illegality. If Bank determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Bank or its applicable lending office to make, maintain or fund Advances, whose interest is determined by reference to SOFR, Adjusted Term SOFR, Term SOFR or the Term SOFR Reference Rate, or to determine or charge interest rates based upon SOFR, Adjusted Term SOFR or the Term SOFR Reference Rate, then, upon notice thereof by Bank to Borrower (an “Illegality Notice”), any obligation of Bank to make, and the right of Borrower to continue SOFR Advances or to convert Prime Rate Advances to SOFR Advances, shall be suspended until Bank notifies Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, Borrower shall, if necessary to avoid such illegality, upon demand from Bank, prepay or, if applicable, convert all SOFR Advances to Prime Rate Advances on the last day of the Interest Period therefor, if Bank may lawfully continue to maintain such SOFR Advances to such day, or immediately, if Bank may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.6(c).”

7	The Loan Agreement shall be amended by deleting the following, appearing as Section 5.4 thereof:

“ 5.4 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the date thereof. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.”

and inserting in lieu thereof the following:

“ 5.4 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries submitted to the Financial Statement Repository or otherwise delivered to Bank by Borrower fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations as of the date thereof. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank by Borrower.”

8	The Loan Agreement shall be amended by deleting the following, appearing as Section 5.10 thereof:

“ 5.10 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank in connection with the Loan Documents, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances in which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).”

and inserting in lieu thereof the following:

“ 5.10 Full Disclosure. No written representation, warranty or other statement of Borrower in any report, certificate or written statement submitted to the Financial Statement Repository or otherwise given to Bank by Borrower in connection with the Loan Documents, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise given to Bank by Borrower, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or statements not misleading in light of the circumstances in which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).”

9	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“ 6.2 Financial Statements, Reports, Certificates. Provide Bank with the following:

(a) Monthly/Quarterly Financial Statements. A company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for a month or quarter (as applicable) certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly/Quarterly Financial Statements”), as soon as available, but no later than (i) forty-five (45) days of the last day of each month in which there were Credit Extensions outstanding or requested at any time and (ii) forty-five (45) days after the last day of each quarter with respect to which the foregoing materials were not required for any month in such quarter pursuant to subsection (i);

(b) Compliance Certificate. Together with the Monthly/Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month or quarter (as applicable), Borrower was in compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;”

and inserting in lieu thereof the following:

“ 6.2 Financial Statements, Reports. Provide Bank with the following by submitting to the Financial Statement Repository:

(a) Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for a month or quarter (as applicable) in a form acceptable to Bank (the “Monthly Financial Statements”);

(b) Compliance Statement. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Statement confirming that as of the end of such month, Borrower was in compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;”

10	The Loan Agreement shall be amended by inserting the following new text, to appear at the end of Section 6.2 thereof:

“Any submission by Borrower of a Compliance Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 6.2 or otherwise submitted to Bank by Borrower shall be deemed to be a representation by Borrower that (a) as of the date of such Compliance Statement or other financial statement, the information and calculations set forth therein are true, accurate and correct, (b) as of the end of the compliance period set forth in such submission, Borrower is in compliance with all required covenants except as noted in such Compliance Statement or other financial statement, as applicable; (c) as of the date of such submission, no Events of Default have occurred or are continuing; (d) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 are true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement or other financial statement, as applicable; (e) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8; and (f) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.”

11	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.6(a) thereof:

“ (a) To permit Bank to monitor Borrower’s financial performance and condition, Borrower shall maintain Borrower’s primary domestic depository and operating accounts and excess cash with Bank and Bank’s Affiliates such that all such domestic accounts of Borrower shall contain at least the lesser of (i) Fifteen Million Dollars ($15,000,000.00) and (ii) eighty percent (80.0%) of the Dollar value of all of Borrower’s domestic accounts at all financial institutions (provided, however, Borrower shall have five (5) days from the date such level is not attained in order to be in compliance with this subsection (a)). Borrower and its Subsidiaries shall be permitted to maintain accounts outside of the United States with financial institutions other than Bank so long as before any such accounts are opened Borrower shall provide notice to Bank and the opportunity for Bank to compete to provide the relevant banking services in such jurisdictions.”

and inserting in lieu thereof the following:

“ (a) To permit Bank to monitor Borrower’s financial performance and condition, Borrower shall maintain (i) at least fifty percent (50.0%) of the Dollar value of all of Borrower’s accounts at all financial institutions in domestic accounts (the “Domestic Account Threshold”), and (ii) all of Borrower’s domestic depository and operating accounts and excess cash with Bank and Bank’s Affiliates; provided that Borrower shall be permitted to maintain domestic accounts at financial institutions outside of Bank and Bank’s Affiliates so long as the aggregate amount of funds maintain in such domestic accounts (for all such domestic accounts measured together) do not exceed the lesser of (i) Five Million Dollars ($5,000,000.00) and (ii) twenty percent (20.0%) of the Dollar value of all of Borrower’s domestic accounts at all financial institutions (provided, however, Borrower shall have five (5) days from the date such level is not attained in order to be in compliance with this subsection (a)(ii)). Subject to the Domestic Account Threshold, Borrower and its Subsidiaries shall be permitted to maintain accounts outside of the United States with financial institutions other than Bank so long as before any such accounts are opened Borrower shall provide notice to Bank and the opportunity for Bank to compete to provide the relevant banking services in such jurisdictions.”

12	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.6(b) thereof:

“For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

and inserting in lieu thereof the following:

“For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver, within thirty (30) days of the opening of such Collateral Account, a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) Borrower’s accounts at Bank of America ending 6029 and 6045, each disclosed in the Perfection Certificate, solely to the extent that the aggregate amount of funds in such accounts (for such accounts measured together) does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time (and, if such aggregate amount exceeds Five Hundred Thousand Dollars ($500,000.00) in the aggregate at any time, the provisions of the previous sentence shall apply and a Control Agreement shall be required), and (ii) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

13	The Loan Agreement shall be amended by deleting the following, appearing as Section 6.7 thereof:

“ 6.7 Financial Covenants. Maintain at all times:

(a) Adjusted Quick Ratio. To be tested (i) as of the last day of each month in which there were Credit Extensions outstanding at any time and (ii) as of the last day of each quarter with respect to which this covenant was not required to be tested for any month in such quarter pursuant to subsection (i), an Adjusted Quick Ratio of at least 1.25 to 1.0.

(b) Adjusted Non-GAAP Net Income. To be tested as of the last day of each calendar quarter for the twelve (12) month period ending on such date, Adjusted Non-GAAP Net Income of at least One Dollar ($1.00). Notwithstanding the foregoing, the Adjusted Non-GAAP Net Income covenant shall only be tested for a quarter to the extent that, during any month in such quarter, the outstanding principal amount of Advances was at least Fifteen Million Dollars ($15,000,000.00) or more either (1) for five (5) or more consecutive Business Days or (2) on more than two (2) separate occasions.”

and inserting in lieu thereof the following:

“ 6.7 Financial Covenants. Maintain at all times:

(a) Adjusted Quick Ratio. To be tested (i) as of the last day of each month in which there were Credit Extensions outstanding at any time and (ii) as of the last day of each quarter with respect to which this covenant was not required to be tested for any month in such quarter pursuant to subsection (i), an Adjusted Quick Ratio of at least 1.25 to 1.0; provided that, upon the occurrence of the Financial Covenant Change Event, the last testing period shall be the last day of the month or calendar quarter, as applicable, immediately prior to the occurrence of the Financial Covenant Change Event.

(b) Adjusted Non-GAAP Net Income. To be tested as of the last day of each calendar quarter for the twelve (12) month period ending on such date, Adjusted Non-GAAP Net Income of at least One Dollar ($1.00); provided that the last testing period shall be the calendar quarter ended September 30, 2023. Notwithstanding the foregoing, the Adjusted Non-GAAP Net Income covenant shall only be tested for a quarter to the extent that, during any month in such quarter, the outstanding principal amount of Advances was at least Fifteen Million Dollars ($15,000,000.00) or more either (1) for five (5) or more consecutive Business Days or (2) on more than two (2) separate occasions.

(c) Minimum Adjusted EBITDA. To be tested as of the last day of each calendar quarter in which there were Credit Extensions outstanding at any time, Adjusted EBITDA of at least One Dollar ($1.00) for (i) the three (3) month period ending on December 31, 2023, (ii) the six (6) month period ending on March 31, 2024, (iii) the nine (9) month period ending on June 30, 2024 and (iv) the twelve (12) month period ending on September 30, 2024 and the twelve (12) month period ending on the last day of each calendar quarter thereafter; provided that upon the occurrence of the Financial Covenant Change Event, the last testing period shall be the last day of the calendar quarter immediately prior to the occurrence of the Financial Covenant Change Event.

(d) Maximum Total Gross Leverage Ratio. Upon the occurrence of the Financial Covenant Change Event, maintain, to be tested as of the last day of each calendar quarter, a Total Gross Leverage Ratio, on a trailing twelve (12) month basis, not to exceed 2:0 to 1:0.

(e) Minimum Interest Coverage Ratio. Upon the occurrence of the Financial Covenant Change Event, achieve, to be tested as of the last day of each calendar quarter, Interest Coverage Ratio of at least 3.0 to 1.0.”

14	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Permitted Acquisition” in Section 13.1 thereof:

“ (a) the total aggregate consideration to be paid by Borrower or its Subsidiaries (including the value of Borrower’s or its Subsidiaries’ stock issued by Borrower or its Subsidiaries) in connection therewith in all of the contemplated transactions during the term of the Agreement does not exceed Twenty Million Dollars ($20,000,000.00);”

and inserting in lieu thereof the following:

“ (a) the total aggregate consideration to be paid by Borrower or its Subsidiaries (including the value of Borrower’s or its Subsidiaries’ stock issued by Borrower or its Subsidiaries) in connection therewith in all of the contemplated transactions during the term of the Agreement does not exceed Thirty Million Dollars ($30,000,000.00)”

15	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“ “Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than zero percent (0.0%), then Adjusted Term SOFR shall be deemed to be zero percent (0.0%).”

“ “Adjusted EBITDA” means, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income (i) Interest Expense, (ii) depreciation expense and amortization expense, (iii) income tax expense, (iv) non-cash stock-based compensation, and (v) any other expenses approved by Bank in writing by Bank’s sole discretion, plus (c) any increase in Deferred Revenue from immediately preceding date of quarter, minus (d) any decrease in Deferred Revenue from the immediately preceding calendar quarter, minus (e) capital expenditures (which, for avoidance of doubt, shall include capitalized software development expenses).”

“ “Compliance Statement” is that certain statement in the form attached hereto as Exhibit D.”

“ “Conforming Changes” means, with respect to either the use or administration of any benchmark or the use, administration, adoption or implementation of any benchmark replacement rate, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.6(c) and other technical, administrative or operational matters) that Bank decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Bank in a manner substantially consistent with market practice (or, if Bank decides that adoption of any portion of such market practice is not administratively feasible or if Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).”

“ “Domestic Account Threshold” is defined in Section 6.6(a).”

“ “Financial Statement Repository” is GroupBostonEnterpriseFinTechReporting@svb.com or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.”

“ “Financial Covenant Change Event” occurs if and when (if ever) Bank confirms in writing, on or after March 31, 2024, that (a) Bank has received evidence satisfactory to Bank, in Bank’s commercially reasonable discretion, that (i) Borrower has, for the twelve (12) month period ending the last day of the most recent calendar quarter, Adjusted EBITDA of at least Five Million Dollars ($5,000,000.00), and (ii) on a pro forma basis (after giving effect to the Financial Covenant Change Event), Borrower is projected to be in compliance with the financial covenants in Section 6.7(d) and Section 6.7(e) as of the last day of such calendar quarter, and (b) Borrower has requested in writing that Borrower be required to maintain the financial covenants set forth in Section 6.7(d) and Section 6.7(e) of this Agreement.”

“ “Fourth LMA Effective Date” is November 1, 2023.”

“ “Illegality Notice” is defined in Section 3.7.”

“ “Interest Coverage Ratio” is, as calculated on a consolidated basis for Borrower and its Subsidiaries, as of any date of determination, the ratio of (a) Adjusted EBITDA for the trailing twelve (12) month period ending on such date of determination, divided by (b) Interest Expense for the trailing twelve (12) month period ending on such date of determination.”

“ “Interest Expense” means for any fiscal period, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”

“ “Interest Period” means, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such SOFR Advance and ending on the numerically corresponding day in the month that is one (1), three (3), or six (6) months thereafter, as selected by Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such SOFR Advance and ending on the numerically corresponding day in the month that is one (1), three (3), or six (6) months thereafter, as selected by Borrower in a Notice of Conversion/Continuation delivered to Bank not later than 12:00 p.m Eastern time on the date that is three (3) U.S. Government Securities Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) Borrower may not select an Interest Period that would extend beyond the Revolving Line Maturity Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and

(iv) no tenor that has been removed from this definition pursuant to Section 3.6(b) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation.”

“ “Monthly Financial Statements” is defined in Section 6.2(a).”

“ “Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), determine in accordance with GAAP, after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.”

“ “Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4(a), substantially in the form of Exhibit B, with appropriate insertions.”

“ “Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit C, with appropriate insertions.”

“ “Periodic Term SOFR Determination Day” is defined in the definition of Term SOFR.”

“ “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.”

“ “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).”

“ “SOFR Advance” means an Advance the rate of interest applicable to which is based on Adjusted Term SOFR.”

“ “SOFR Rate Margin” is two and one-quarter of one percent (2.25%).”

“ “SOFR Tranche” means the collective reference to SOFR Advances the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Advances shall originally have been made on the same day).”

“ “Term SOFR” is the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and the Term SOFR Reference Rate has not been replaced as the benchmark rate, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.”

“ “Term SOFR Adjustment” is for any calculation with respect to any SOFR Advance, a percentage per annum as set forth below for the Interest Period therefor:”

Interest Period	Percentage
One month	0.0%
Three months	0.0%
Six months	0.0%

“ “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Bank in its reasonable discretion).”

“ “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.”

“ “Total Indebtedness” is, as of any date of determination, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, the aggregate amount of Indebtedness of Borrower and its Subsidiaries outstanding on such date of determination.”

“ “Total Gross Leverage Ratio” is, as of any for any measurement period, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, a ratio equal to (a) Total Indebtedness as of the last day of such measurement period, divided by (b) Adjusted EBITDA for the trailing twelve (12) month period ending on such date of determination.”

“ “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

16	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“ “Interest Payment Date” means, first day of each month (or, if that day of the month does not fall on a Business Day, then on the first Business Day following such date).”

“ “Prime Rate Margin” is zero percent (0.00%).”

“ “Revolving Line Maturity Date” is December 28, 2023.”

and inserting in lieu thereof the following:

“ “Interest Payment Date” means, (a) to any Prime Rate Advance, the last calendar day of each calendar month to occur while such Advance is outstanding and the Revolving Line Maturity Date, and (b) as to any SOFR Advance, the last Business Day of such Interest Period and the final maturity date of such Advance, and (c) as to any Advance, the date of any repayment or prepayment made in respect thereof.”

“ “Prime Rate Margin” is two and one-quarter of one percent (2.25%).”

“ “Revolving Line Maturity Date” is November 1, 2026.”

17	The Loan Agreement shall be amended by deleting the following definition, appearing in Section 13.1 thereof:

“ “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.”

B.	The Notice of Borrowing appearing as Exhibit B to the Loan Agreement is hereby replaced with the Notice of Borrowing attached as Schedule 1 hereto.

C.	The Notice of Conversion/Continuation appearing as Exhibit C to the Loan Agreement is hereby replaced with the Notice of Conversion/Continuation attached as Schedule 2 hereto.

D.	The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby deleted and replaced with the Compliance Statement attached as Schedule 3 hereto.

4. FEES AND EXPENSES. Borrower shall pay to Bank a modification fee equal to Sixty Thousand Dollars ($60,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall reimburse Bank for all reasonable and documented out-of-pocket legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of November 1, 2023 delivered by Borrower to Bank, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof. Borrower acknowledges and agrees that all references in the Loan Agreement to the Perfection Certificate shall mean and include the Perfection Certificate described herein.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. RELEASE BY BORROWER.

A.

FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Loan Modification Agreement (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Loan Modification Agreement, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1

Except as expressly stated in this Loan Modification Agreement, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Loan Modification Agreement.

2	Borrower has made such investigation of the facts pertaining to this Loan Modification Agreement and all of the matters appertaining thereto, as it deems necessary.

3	The terms of this Loan Modification Agreement are contractual and not a mere recital.

4

This Loan Modification Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Loan Modification Agreement is signed freely, and without duress, by Borrower.

5

Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

11. ELECTRONIC EXECUTION OF DOCUMENTS. The words “execution,” “signed,” “signature” and words of like import in this Loan Modification Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12. GOVERNING LAW. This Loan Modification Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

BRIGHTCOVE INC.		FIRST CITIZENS BANK & TRUST COMPANY

By:	/s/ Robert Noreck	By:	/s/ Conor Tuomey
Name:	Robert Noreck	Name:	Conor Tuomey
Title:	Chief Financial Officer, Treasurer	Title:	Vice President

SCHEDULE 1

EXHIBIT B

FORM OF NOTICE OF BORROWING

BRIGHTCOVE INC.

Date:

To:	Silicon Valley Bank, a division of First-Citizens Bank & Trust Company
53 State Street, 28th Floor
Boston, MA 02109
Attention: Frank Groccia
Email: FGroccia@svb.com

RE: Second Amended and Restated Loan and Security Agreement dated as of December 14, 2018 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between BRIGHTCOVE INC., a Delaware corporation (“Borrower”) and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Bank”); Loan Account #      .

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4(a) of the Loan Agreement, of the borrowing of an Advance.

1. The Funding Date, which shall be a Business Day, of the requested Advance is      .

2. The aggregate amount of the requested Advance is $    .

3. The requested Advance shall consist of $     of Prime Rate Advances and $     of SOFR Advances.

4. The duration of the Interest Period for the SOFR Advances included in the requested Advance shall be       months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a) all representations and warranties of Borrower contained in the Loan Agreement are true and correct in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects, as of such date; and

(b) no Event of Default has occurred and is continuing, or would result from such proposed Advance.

BORROWER	BRIGHTCOVE INC.

By:
Name:
Title:

[For internal Bank use only]

Amount	[Funding] [Conversion] [Continuation] Date	Term SOFR Reference Rate	Term SOFR Adjustment	SOFR Rate Margin	Maturity Date

SCHEDULE 2

EXHIBIT C

FORM OF NOTICE OF CONVERSION/CONTINUATION

BRIGHTCOVE INC.

Date:

To:	Silicon Valley Bank, a division of First-Citizens Bank & Trust Company
53 State Street, 28th Floor
Boston, MA 02109
Attention: Frank Groccia
Email: FGroccia@svb.com

RE: Second Amended and Restated Loan and Security Agreement dated as of December 14, 2018 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and between BRIGHTCOVE INC., a Delaware corporation (“Borrower”) and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Bank”); Loan Account # _________________.

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Loan Agreement, of the [conversion] [continuation] of the Advance specified herein, that:

1. The date of the [conversion] [continuation] is    , 20  .

2. The aggregate amount of the proposed Advances to be [converted] is $     or [continued] is $    .

3. The Advances are to be [converted into] [continued as] [SOFR] [Prime Rate] Advances.

4. [The duration of the Interest Period for the Advances that are SOFR Advances included in the [conversion] [continuation] shall be      months.]

The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a) all representations and warranties of Borrower stated in the Loan Agreement are true and correct in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects, as of such date; and

(b) no Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

BORROWER	BRIGHTCOVE INC.

By:
Name:
Title:

[For internal Bank use only]

Amount	[Funding] [Conversion] [Continuation] Date	Term SOFR Reference Rate	Term SOFR Adjustment	SOFR Rate Margin	Maturity Date

Schedule 3

EXHIBIT D

COMPLIANCE STATEMENT

TO:   SILICON VALLEY BANK, a division of First-Citizens Bank & Trust Company

Date:

FROM: BRIGHTCOVE INC.

Under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in compliance for the period ending       with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Financial statements and Compliance Statement	Monthly within 30 days	Yes No
10-Q	Within 45 days of fiscal quarter end	Yes No
Annual financial statement (CPA Audited)	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board Approved Projections	FYE within 60 days	Yes No

Financial Covenants	Required	Actual	Complies
Maintain:
Adjusted Quick Ratio (tested monthly or quarterly*)	≥ 1.25:1.0	:1.0	Yes No N/A**
Adjusted Non-GAAP Net Income (tested quarterly****)	≥ $1.00	$	Yes No N/A (last testing date shall be September 30, 2023)
Adjusted EBITDA (trailing twelve-month; tested quarterly in each quarter in which there were Credit Extensions outstanding at any time)	≥ $1.00	$	Yes No N/A**
Total Gross Leverage Ratio (trailing twelve-month; tested quarterly)	≥ 2.0:1.0	:1.0	Yes No N/A***
Interest Coverage Ratio (tested quarterly)	≥ 3.0:1.0	:1.0	Yes No N/A***

*	As set forth in Section 6.7(a)
**

Upon the occurrence of the Financial Covenant Change Event, the last testing period shall be the last day of the calendar quarter immediately prior to the occurrence of the Financial Covenant Change Event

***	Commencing upon the occurrence of the Financial Covenant Change Event
****	As set forth in Section 6.7(c)

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Statement.	Yes	No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Adjusted Quick Ratio (Section 6.7(a)) – NOTE – below calculation is on a consolidated basis

Required:   1.25:1.00

Actual:     :1.00

A.	Aggregate value of Borrower’s consolidated unrestricted and unencumbered cash	$
B.	Aggregate value of the consolidated net billed accounts receivable of Borrower as set forth on Borrower’s most recent consolidated balance sheet delivered to Bank pursuant to Section 6.2(a)	$
C.	Quick Assets (the sum of lines A through C)	$
D.	Aggregate value of consolidated Obligations to Bank (year; provided that liability under any open FX Contract shall be measured by the mark-to-market value at risk as of the date of determination)	$
E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, that mature within one (1) year	$
F.	Current Liabilities (the sum of lines D and E)	$
G.	Aggregate value of all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue	$
H.	To the extent included in Current Liabilities, any obligation of Borrower under a lease that would not be a capital lease obligation under GAAP as in effect as of the Effective Date but is required to be accounted for as a capital lease obligation on and after January 1, 2019 due to the adoption of the lease accounting standard ASC 842 published by the Financial Accounting Standards Board	$
H.	Line F minus line G	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.25:1:00?

No, not in compliance	Yes, in compliance

II. Adjusted Non-GAAP Net Income (Section 6.7(b)) (trailing 12-month; provided however, the last testing date shall be September 30, 2023)

Required:  $1.00

Actual:   $

“Adjusted Non-GAAP Net Income” means, as calculated for any period and at any date of determination, the net profit (or loss) of Borrower, plus, to the extent the same have been deducted in the calculation of the foregoing, (a) stock based compensation expense, (b) if approved by Bank in writing on a case-by-case basis, merger related expenses, (c) amortization of acquired intangible assets and (d) depreciation.

A.	Net profit (or loss) of Borrower	$

B.	To the extent deducted in the calculation of A

	1. Stock based compensation expense and, if approved by Bank in writing on a case-by- case basis, other non-cash expenses and charges	$

	2. If approved by Bank in writing on a case-by-case basis, cash expenses related to mergers	$

	3. Amortization of acquired intangible assets	$

	4. Depreciation	$

C.	Adjusted Non-GAAP Net Income (Line A plus the sum of Lines B.1., B.2, B.3 and B.4)	$

Is line C equal to or greater than $1.00?

    No, not in compliance

    Yes, in compliance

    N/A as covenant need not be tested for such quarter per Section 6.7(b)

III. Adjusted EBITDA (Section 6.7(c)) (trailing    month*; provided however, upon the occurrence of the Financial Covenant Change Event, the last testing period shall be the last day of the calendar quarter immediately prior to the occurrence of the Financial Covenant Change Event) NOTE – below calculation is on a consolidated basis

Required:  $1.00

Actual:  $

*	As set forth in Section 6.7(c)

“Adjusted EBITDA” means, calculated on a consolidated basis with respect to Borrower and its Subsidiaries, (a) Net Income, plus (b) to the extent deducted in the calculation of Net Income (i) Interest Expense, (ii) depreciation expense and amortization expense, (iii) income tax expense, (iv) non-cash stock-based compensation, and (v) any other expenses approved by Bank in writing by Bank’s sole discretion, plus (c) any increase in Deferred Revenue from immediately preceding date of quarter, minus (d) any decrease in Deferred Revenue from the immediately preceding calendar quarter, minus (e) capital expenditures (which, for avoidance of doubt, shall include capitalized software development expenses).

A.	Net Income of Borrower and its Subsidiaries	$

B.	To the extent deducted in the calculation of A 1. Interest Expense	$

	2. Depreciation expense and amortization expense	$

	3. Income tax expense	$

	4. Non-cash stock-based compensation	$

	5. Any other expenses approved by Bank in writing by Bank’s sole discretion	$

	6. Sum of 1-5	$

C.	Any increase in Deferred Revenue from the immediately preceding calendar quarter	$

D.	Any decrease in Deferred Revenue from the immediately preceding calendar quarter	$

E.	Capitalized expenditures (which, for avoidance of doubt, shall include capitalized software development expenses)	$

F.	Adjusted EBITDA (Line A plus Line B.6 plus Line C, minus Line D, minus Line E)	$

Is line F equal to or greater than $1.00?

     No, not in compliance

     Yes, in compliance

     N/A as covenant need not be tested for such quarter per Section 6.7(c)

IV. Total Gross Leverage Ratio (Section 6.7(d)) (upon the occurrence of the Financial Covenant Change Event) – NOTE – below calculation is on a consolidated basis

Required: 2.00:1.00

Actual:    :1.00

A.	Aggregate amount of Indebtedness of Borrower and its Subsidiaries outstanding	$

B.	Line III.F. (trailing 12 month Adjusted EBITDA)	$

C.	Total Gross Leverage Ratio (line A divided by line B)

Is line C equal to or greater than 2.00:1:00?

     No, not in compliance

     Yes, in compliance

     N/A as covenant need not be tested for such quarter per Section 6.7(d)

V. Interest Coverage Ratio (Section 6.7(e)) (trialing 12 month); upon the occurrence of the Financial Covenant Change Event) – NOTE – below calculation is on a consolidated basis

Required: 3.00:1.00

Actual:   :1.00

A.	Line III.F. (trailing 12 month Adjusted EBITDA)	$

B.	Trailing 12-month Interest Expense of Borrower and its Subsidiaries	$

C.	Interest Coverage Ratio (line A divided by line B)

Is line C equal to or greater than 3.00:1:00?

     No, not in compliance

     Yes, in compliance

     N/A as covenant need not be tested for such quarter per Section 6.7(e)